UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2013

WEBSAFETY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140378	20-5150818
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Hampshire Court

Newport Beach, CA 92660

(Address of principal executive office)

(949) 642-7816

(Registrant's telephone number, including area code)

______________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

The Company is restating it’s previously issued financial statements to record the effects of the stock option expense related to employees who were no longer providing services.  Upon termination the employee’s outstanding stock options became fully vested.  The reduction in the service period results from the suspension of the Company’s operations.  The Company will be restating the December 31, 2011 statements within their Form 10K for the period December 31, 2012.

Item 9.01

Financial Statements and Exhibits

The impact of the restatement on the financial statements as of and for the year ended December 31, 2011 is shown in the following tables:

Balance sheet data - December 31, 2011

	As reported for December 31, 2011 in 10-K(A) filed on August 28, 2012	Adjustment	As restated
Additional paid-in capital	$9,816,789	$323,289	$10,140,078
Accumulated deficit	$(11,678,598)	$(323,289)	$(12,001,887)

Statement of Operations data For the year ended December 31, 2011

General & administrative expenses	$2,125,636	$323,289	$2,448,925
Net Loss	$(3,662,668)	$(323,289)	$(3,985,957)
BASIC AND DILUTED NET LOSS PER SHARE	$(0.047)	$(0.004)	$(0.051)

Statement of Cash Flows data For the year ended December 31, 2011

Net Loss	$(3,662,668)	$(323,289)	$(3,985,957)
Stock compensation expense	$902,820	$323,289	$1,226,109

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSAFETY, INC.

Date: April 10, 2013	By: /s/ Rowland W. Day II
Rowland W. Day II,
Chief Executive Officer

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